Exhibit 21.1

Subsidiaries of Riviera Holdings Corporation

                 RIVIERA HOLDINGS CORPORATION
                   Organizational Structure

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                     RIVIERA HOLDINGS CORPORATION
                         a Nevada corporation
                                  |
                                  |
                    Riviera Operating Corporation
                         a Nevada Corporation
                                  |
                                  |
                  -------------------------------------- --------
                  |                                             |
                  |                                             |
    Riviera Gaming Management, Inc.                 Riviera Black Hawk, Inc.
     ------  a Nevada corporation  ------------      a Colorado corporation
     |            |                           |
     |            |                           |
     |  Riviera Gaming Management of          |
     |  Missouri, Inc. a Missouri             |
     |  corporation                           |
     |                                        |
     |                               Riviera Gaming Management of
     |                               Colorado, Inc. a Colorado
     |                               corporation
Riviera Gaming Management of
New Mexico, Inc. a New Mexico
corporation